UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report:  August 1, 2016

(Date of earliest event reported)

A.M. CASTLE & CO.
(Exact name of registrant as specified in its charter)

Maryland	1-5415	36-0879160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1420 Kensington Road, Suite 220 Oak Brook, IL 60523
(Address of principal executive offices)

Registrant's telephone number including area code: (847) 455-7111

Not Applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13 e-4(c))

Item 8.01.

Other Events

On August 1, 2016, A.M. Castle & Co. (the “Company”) provided notice to U.S. Bank National Association, as trustee (the “Trustee”) under the Indenture, dated as of December 15, 2011 (as amended and supplemented from time to time, the “Indenture”), of its election to redeem all $5,481,000 outstanding aggregate principal amount of its 12.750% Senior Secured Notes due 2016 (the “Existing Senior Notes”) issued under the Indenture. The Existing Senior Notes will be redeemed on August 31, 2016 (the “Redemption Date”) at a redemption price of 100.000% of the principal amount thereof (the “Redemption Price”), plus accrued and unpaid interest on the Existing Senior Notes to, but excluding, the Redemption Date (the “Accrued Interest Amount”).

On August 1, 2016, the Company irrevocably deposited the aggregate Redemption Price, plus the Accrued Interest Amount, with the Trustee, and has irrevocably instructed the Trustee to apply such amount to the redemption in full of the Existing Senior Notes on the Redemption Date. Accordingly, the Indenture was satisfied and discharged on August 1, 2016. The Company funded the redemption with borrowings under its senior secured asset-based revolving credit facility.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.M. CASTLE & CO.

August 3, 2016	By:	/s/ Marec E. Edgar
Marec E. Edgar
Executive Vice President, General Counsel,
Secretary & Chief Administrative Officer